Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and executive officers of Exabyte Corporation (“Exabyte”) constitutes and appoints Tom W. Ward and Carroll A. Wallace, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place, and stead, in any and all capacities: (1) To sign and file with the Securities and Exchange Commission Registration Statements on Form S-1, or any other form for which Exabyte is eligible, and any and all amendments (including post-effective amendments) to such Registration Statements, for the registration under the Securities Act of 1933, as amended (“Securities Act”), of shares of Exabyte’s common stock, $.001 par value, issued or issuable upon the conversion of Exabyte’s 10% Secured Convertible Subordinated Notes, upon the exercise of Warrants issued by Exabyte with such Notes and as payments of interest on such Notes, shares of Exabyte’s common stock issued originally to Imation Corporation and issuable upon exercise of Warrants originally issued to Imation Corporation, and/or any other securities of Exabyte, to be offered and sold by owners thereof; and (2) to take any and all actions necessary or required in connection with such Registration Statements and amendments to comply with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Tom W. Ward Tom W. Ward	President and Chief Executive Officer (Principal Executive Officer)	November 21, 2005

/s/ Juan A. Rodriguez Juan A. Rodriguez	Chairman of the Board	November 21, 2005

/s/ Carroll A. Wallace Carroll A. Wallace	Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)	November 21, 2005

/s/ Leonard W. Busse Leonard W. Busse	Director	November 21, 2005

/s/ John R. Garrett John R. Garrett	Director	November 21, 2005

/s/ A. Laurence Jones A. Laurence Jones	Director	November 21, 2005

/s/Stephanie L. Smeltzer McCoy Stephanie L. Smeltzer McCoy	Director	November 21, 2005

/s/ Thomas E. Pardun Thomas E. Pardun	Director	November 21, 2005

/s/ G. Jackson Tankersley, Jr. G. Jackson Tankersley, Jr.	Director	November 21, 2005